As filed with the Securities and Exchange Commission on January 24, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of
the Securities Exchange Act of 1934

Nuveen Churchill Direct Lending Corp.
(Exact name of registrant as specified in its charter)

Maryland	84-3613224
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	New York Stock Exchange
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-276148
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.   Description of the Registrant’s Securities to be Registered
The description of the shares of common stock, par value $0.01 per share, of Nuveen Churchill Direct Lending Corp. (the “Company”) to be registered hereby is contained in the section entitled “Description of Our Capital Stock” in the prospectus included in the Company’s Registration Statement on Form N-2, as initially filed with the Securities and Exchange Commission on December 19, 2023 (Registration No. 333-276148), including exhibits, and as may be subsequently amended from time to time, is hereby incorporated by reference herein.
Item 2.   Exhibits
Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 24, 2024	Nuveen Churchill Direct Lending Corp.

	By:	/s/ John D. McCally
Name: John D. McCally
Title: Chief Compliance Officer, Vice President and Secretary